ArborGen and Senesco Announce Wood Quality Results

SUMMERVILLE, S.C., July 7 /PRNewswire/ -- ArborGen, LLC, a leader in forest tree improvement technologies, today announced wood quality results from ongoing field trials that are utilizing technology in-licensed from Senesco Technologies, Inc. (NYSE AMEX: SNT).  The two companies had previously announced that trees that incorporate Senesco technology have shown significantly enhanced growth rates in 3-year-old field trials.

Selected trees from the field trials were harvested and their wood chemistry and density was assessed. There were no differences in key economic characteristics of wood, such as lignin, cellulose, and specific gravity, between the trees with the enhanced growth attributes and untreated control trees.  This is good news as fast tree growth is often associated with lower wood quality.

“With several years of positive field trials, Senesco’s technology has certainly given us confidence in the consistency of performance of this technology,” said Barbara Wells, Ph.D., president and CEO of ArborGen. “Our collaboration with Senesco continues to produce very promising results that we expect will ultimately add to our portfolio of forestry products.”

Bruce Galton, President and CEO of Senesco, said, “We believe ArborGen’s results represent another step toward the commercial validation of our technology in the hands of our licensing partners. Partnering with companies with ArborGen’s expertise allows for development of our technology for agricultural applications, while our internal research and development remains focused on our near term goal of filing an Investigational New Drug application with the FDA for our ongoing oncology work in multiple myeloma.  We believe these results further reaffirm the broad applicability of Senesco’s technology.”

About ArborGen, LLC

ArborGen is a leader in tree improvement and the commercial production of trees. We are dedicated to helping the global forest industry meet the growing demand for wood, pulp & paper, and energy in a more productive and sustainable way. Enabling more wood to be grown on less land helps conserve the world’s native forests in all their beauty, diversity and complexity. With one of the world's most extensive tree germplasm resources, ArborGen uses both traditional breeding and advanced genetic technologies, to discover and produce high yield seedlings for our customers, allowing our customers to significantly increase the productivity of their forests and manufacturing processes. Our mission is to deliver superior performing trees through innovative science and world class customer service -- every tree, every time. For more information, please visit www.arborgen.com.

About Senesco Technologies, Inc.

Senesco Technologies, Inc. is a U.S. biotechnology company, headquartered in New Brunswick, NJ.  Senesco has initiated preclinical research to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine.  Accelerating apoptosis may have applications to development of cancer treatments.  Delaying apoptosis may have applications to certain inflammatory and ischemic diseases.  Senesco takes its name from the scientific term for the aging of plant cells: senescence.  Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress.  The Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence.  Senesco has partnered with leading-edge companies engaged in agricultural biotechnology and earns research and development fees for applying its gene-regulating platform technology to enhance its partners’ products.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the ability of Senesco to consummate a financing; the development of Senesco’s gene technology; the approval of Senesco’s patent applications; the successful implementation of Senesco’s research and development programs and joint ventures; the success of Senesco’s license agreements; the acceptance by the market of Senesco’s products; success of Senesco’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, Senesco’s ability to meet its funding milestones under its financing transaction, Senesco’s ability to continue to comply with the continued listing standards of the AMEX, as well as other factors expressed from time to time in Senesco’s periodic filings with the Securities and Exchange Commission (the "SEC").  As a result, this press release should be read in conjunction with Senesco’s periodic filings with the SEC.  The forward-looking statements contained herein are made only as of the date of this press release, and Senesco undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Senesco Investor Contact:
Brian Ritchie
FD
Phone: (212) 850-5600
E-mail: brian.ritchie@fd.com

ArborGen Contact:
Nancy M. Hood
Director of Communication & Public Affairs
Phone: (843) 851-5077
Cell: (843) 323-1509
E-mail: nmhood@arborgen.com

CONTACT: Investors, Brian Ritchie of FD, for Senesco, +1-212-850-5600, brian.ritchie@fd.com; or Nancy M. Hood, Director of Communication & Public Affairs of ArborGen, +1-843-851-5077, Cell, +1-843-323-1509, nmhood@arborgen.com